EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Nicholas R. Schacht, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Learning Tree International, Inc. on Form 10-Q for the quarter ended July 1, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Learning Tree International, Inc.

August 10, 2011

By: /s/ Nicholas R. Schacht
Nicholas R. Schacht
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Learning Tree International, Inc. and will be retained by Learning Tree International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.